UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 28, 2006

SCS Transportation, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-49983	48-1229851
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4435 Main Street, Suite 930, Kansas City, Missouri		64111
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	816-960-3664

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 28, 2006, the Compensation Committee of the Board of Directors of SCS Transportation, Inc. (the "Company") approved certain Employee Nonqualified Stock Options pursuant to the SCS Transportation, Inc. Amended and Restated 2003 Omnibus Incentive Plan (the "Plan"). The form of Employee Nonqualified Stock Option Agreement is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 1.01. The following description of the Employee Nonqualified Stock Option Agreement is qualified in its entirety by reference to the form of Employee Nonqualifed Stock Option Agreement as attached hereto:
The Plan permits the Compensation Committee to grant stock option awards to eligible employees, including the named executive officers of the Company, from time to time. A total of 74,120 stock options were awarded to executive management of the Company and its operating subsidiaries. The stock options have a 7 year term, vest 100 percent after 3 years and have an exercise price of $27.38, equal to the closing market price of SCST common stock as reported by NASDAQ on the date of grant. The following table sets forth the option grants to the Named Executive Officers.
Named Executive Officer Amount
H. A. Trucksess, III 16,000
Richard D. O’Dell 9,560
James J. Bellinghausen 3,990
David J. Letke 3,450

Item 9.01 Financial Statements and Exhibits.

10.1 Form of Employee Nonqualified Stock Option Agreement under SCS Transportation, Inc. Amended and Restated 2003 Omnibus Incentive Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCS Transportation, Inc.

January 31, 2006	By:	James J. Bellinghausen

Name: James J. Bellinghausen
Title: Vice President of Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of Employee Nonqualified Stock Option Agreement under SCS Transportation, Inc. Amended and Restated 2003 Omnibus Incentive Plan